Exhibit 10.1

AMENDMENT NO. 1, dated as of July 26, 2010, to that certain Stockholders Agreement, dated as of September 22, 2009 among (i) MXenergy Holdings Inc., a Delaware corporation, (ii) the Stockholders listed on Schedule I thereto (iii) the Stockholders listed on Schedule II thereto (iv) the Stockholders listed on Schedule III thereto and (v) any other Stockholder that may become a party to the Stockholders Agreement after the date and pursuant to the terms thereof.

Preliminary Statement

Capitalized terms used herein have the meanings indicated in section 1 hereof.

Section 2.1(b) of the Stockholders Agreement provides that no Stockholder shall Transfer any Equity Securities if any such Transfer would constitute a Prohibited Transaction unless such Transfer has been approved by Board Special Approval.  Clause (iv) of the definition of “Prohibited Transaction” includes any Transfer of Equity Securities that would, to the knowledge of the transferor of such Equity Securities after due inquiry, result in the Company’s meeting the stock ownership requirement of section 542(a)(2) of the Code.  The Company has determined that this aspect of the definition of “Prohibited Transaction” does not provide necessary protection to the Company or the Stockholders and may unduly impede transfers of Equity Securities by Common Stockholders.  Accordingly, the Company has determined that clause (iv) currently in the definition of “Prohibited Transaction” should be deleted by amendment.

Section 4.6(a) of the Stockholders Agreement provides that the Stockholders Agreement may be amended if such amendment has been approved by Board Special Approval and Stockholder Special Approval; provided, however, that the Stockholders Agreement may not be amended in a manner adversely affecting the rights or obligations of any Stockholder that does not adversely affect the rights or obligations of all similarly situated Stockholders in the same manner without the consent of such Stockholder.

Board Special Approval of this amendment has been obtained and the Company has concluded that the amendment to the Stockholders Agreement effected hereby will not adversely affect the rights or obligations of any Stockholder in a manner that does not adversely affect the rights or obligations of all similarly situated Stockholders in the same manner.

Agreement

1.                                       Definitions.

(a)                                  Capitalized terms used herein and defined in the Stockholders Agreement have the same meanings when used herein as therein.

(b)                                 The following term has the indicated meaning when used herein.

(i)                                       “Stockholders Agreement” means the that certain stockholders agreement, dated as of September 22, 2009 among (i) MXenergy

Holdings Inc., a Delaware corporation, (ii) the Stockholders listed on Schedule I thereto (iii) the Stockholders listed on Schedule II thereto (iv) the Stockholders listed on Schedule III thereto and (v) any other Stockholder that may become a party to the Stockholders Agreement after the date and pursuant to the terms thereof.

2.                                       Amendment.  The definition of “Prohibited Transaction” contained in section 3.1 of the Stockholders Agreement is hereby deleted in its entirety and replaced with the following:

““Prohibited Transaction” means any Transfer of Equity Securities that (i) violates or causes a default, “change of control” or similar event under any of the Company’s or any of its Subsidiaries’ material debt agreements, indentures and other agreements or instruments evidencing material indebtedness of the Company or any of its Subsidiaries, as such agreements, indentures and instruments may be amended or modified from time to time in accordance with their terms (other than any transaction approved by Board Special Approval, if in connection with such Transfer such agreements, indentures and instruments are amended, modified or refinanced such that there does not exist a violation, default, “change of control” or similar event pursuant to such material indebtedness), (ii) violates applicable securities laws or the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or would cause the Company or any of its Subsidiaries to be in violation of any Applicable Law, (iii) would result in the assets of the Company or any of its Subsidiaries constituting Plan Assets, (iv) would cause the Company to be Controlled by or under common Control with an “investment company” for purposes of the Investment Company Act of 1940, as amended, or (v) would cause the Company to have a class of equity securities held of record by five hundred (500) or more persons (within the meaning of Section 13(g) of the Exchange Act).”

3.                                       No other change or amendment.  Except as amended hereby, the provisions of the Stockholders Agreement shall remain unchanged and the Stockholders Agreement is and shall remain in full force and effect.

4.                                       Effective time of this amendment.  This amendment shall become effective when Stockholders Special Approval of this amendment has been obtained, which fact shall be certified by the execution of this amendment on behalf of the Company as set forth below.

IN WITNESS WHEREOF, this amendment has been executed by a duly authorized officer of the Company and, by the signature set forth below, the Company hereby certifies that Stockholders Special Approval of this amendment has been obtained.

MXENERGY HOLDINGS INC.

By:	/s/ Jeffrey A. Mayer
Name:	Jeffrey A. Mayer
Title:	President